Exhibit 10.2

AMENDATORY AGREEMENT

AMENDATORY AGREEMENT, dated as of July 18, 2023 (this “Agreement”), among 1847 Holdings LLC, a Delaware limited liability company (the “Company”), Spartan Capital Securities, LLC (the “Placement Agent”) and the other parties who are signatories to this Agreement (each an “Investor” and, collectively, the “Investors”). Capitalized terms used, but not otherwise defined, in this Agreement have the meanings ascribed to them in the Amended Agreements (as defined below).

RECITALS

A. On July 14, 2023 the Company and the Investors entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell and the Investors agreed to purchase up to an aggregate of $2,500,000 (the “Investment Amount”) of Common Shares and/or Pre-Funded Warrants of the Company in a registered direct offering (the “Offering”).

B. On July 14, 2023, the Company and the Placement Agent entered into a Placement Agency Agreement (the “Placement Agency Agreement” and, together with the Purchase Agreement, the “Amended Agreements”) pursuant to which the Company engaged the Placement Agent to act as placement agent for the Offering and to pay to the Placement Agent the fees described in the Placement Agency Agreement.

C. Pursuant to this Agreement, the Company, the Placement Agent, and the Investors are amending the Amended Agreements to (i) reduce the Investment Amount to $960,000, (ii) eliminate the non-accountable expense allowance otherwise payable to the Placement Agent and (iii) reduce the Placement Agent fees and expenses, including legal counsel fees and expense to $25,000.

AGREEMENT

NOW, THEREFORE, the parties hereto agree to amend the Amended Agreements as follows:

1. Reduction in Investment Amount. The Amended Agreements are hereby amended to reduce the Investment Amount from $2,500,000 to $960,000 and all references anywhere within the Amended Agreements to the Investment Amount are hereby modified to reflect an investment amount of $960,000.

2. No issuance of Additional Securities. The Company is hereby released from any obligation pursuant to the Purchase Agreement to issue any securities of the Company to any Investor that are in addition to the Common Shares issued to Investors on the Closing Date. The Company is hereby released from any obligation to issue Pre-Funded Warrants.

3. Elimination of Non-Accountable Expense Allowance. Section 3(C) of the Placement Agency Agreement is hereby deleted, and the text of Section 3(C) is replaced with “[Reserved].” any and all references to the 1% non-accountable expense allowance in the Amended Agreements are hereby deleted.

4. Reduction of Placement Agent Legal Counsel Fees. The reference in Section 3(B) of the Placement Agency Agreement and anywhere else in any of the Amended Agreements to reimbursement of the Placement Agent for out-of-pocket expenses, including reasonable fees, costs and disbursements of its legal counsel, in an amount not to exceed an aggregate of $75,000 are hereby replaced with an amount not to exceed $25,000.

5. Effect of Amendment. Except as amended as set forth above, each of the Amended Agreements shall continue in full force and effect.

6. Governing Law. The governing law and jurisdictional provisions of the Purchase Agreement shall apply equally to this Agreement.

7. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

1847 Holdings LLC

By:
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

Spartan Capital Securities, LLC

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Print Name Above

By:

Name:

Title:

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